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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the use of our report dated February 7, 1997, with respect to the combined financial statements as of and for the year ended December 31, 1996, of S.G. Torrey, Atlanta, Ltd. and Affiliates, included by reference in D.R. Horton, Inc.'s Form S-4, dated March 13, 1998, filed with the Securities and Exchange Commission.


                                            /s/ Whittington, McLemore, Land,
                                             Davis, White & Givens, C.P.A.'s,
                                                           P.C.
                                          -------------------------------------
                                          Whittington, McLemore, Land, Davis,
                                          White & Givens, C.P.A.'s, P.C.


Rome, Georgia

March 12, 1998